UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2017

SLM Student Loan Trust 2005-8
 ________________________________________
(Exact name of issuer as specified in its charter)

Delaware	333-103545 333-103545-06	04-3480392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Deutsche Bank Trust Company Americas 60 Wall Street, 60th Floor Mail Stop NYC60-2606 New York, New York 10005 _________________________________ (Address of principal executive offices)

Issuer’s telephone number, including area code: (703) 984-5858

Not Applicable
______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 23, 2017, Navient Solutions, Inc., in its capacity as administrator, furnished to the applicable remarketing agents a final remarketing prospectus (the “Remarketing Prospectus”) and a free-writing prospectus relating to the ratings of the SLM Student Loan Trust 2005-8 Class A-4 Reset Rate Notes (the “Ratings FWP”) for distribution to certain qualified institutional buyers for purposes of remarketing the SLM Student Loan Trust 2005-8 Class A-4 Reset Rate Notes.  The Remarketing Prospectus and the Ratings FWP are attached as exhibits to this current report.

ITEM 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits 99.1 Remarketing Prospectus for SLM Student Loan Trust 2005-8 dated January 20, 2017.

99.2 Ratings FWP for SLM Student Loan Trust 2005-8 dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2005-8
By: NAVIENT SOLUTIONS, INC., in its capacity as Administrator of the Trust

Dated: January 23, 2017	By: /s/ C. Scott Booher
Name: C. Scott Booher
Title: Vice President

SLM STUDENT LOAN TRUST 2005-8

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Remarketing Prospectus for SLM Student Loan Trust 2005-8 dated January 20, 2017.

99.2	Ratings FWP for SLM Student Loan Trust 2005-8 dated January 20, 2017.